STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of December 13, 2002, by and between Richard Fine (“Fine”) and Discovery Partners International, Inc. (“DPI”).

WHEREAS, Fine desires to sell and DPI desires to purchase 286,000 shares of common stock (the “Shares”) of Structural Proteomics, Inc., a New Jersey corporation (the “Company”), on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements set forth below, the parties hereto do hereby agree as follows:

1.        Sale of Shares. On the terms and subject to the conditions of this Agreement, on the Closing Date (as defined in Section 3 hereof), Fine shall sell, transfer and deliver to DPI, and DPI shall purchase and acquire from Fine, all right, title and interest in and to the Shares for a total purchase price of $1.00 (the “Purchase Price”).

2.        Instruments of Conveyance and Transfer. On the Closing Date, Fine shall deliver to DPI against payment of the Purchase Price validly issued certificates for the Shares endorsed with stock transfer powers duly executed in blank.

3.        Closing. Subject to the terms and conditions of this Agreement, the closing with respect to the transactions provided for in this Agreement (the “Closing”) shall take place on December 13, 2002 (the “Closing Date”).

4.        Representations and Warranties of Fine. Fine represents and warrants to DPI as follows:

(a)    This Agreement constitutes a legal, valid and binding obligation of Fine and Fine has full right, power and authority to execute, deliver and perform this Agreement.

(b)    Fine is the record and beneficial owner of all of the Shares and following the execution of this Agreement and, upon the consummation of the transactions provided for herein, DPI will have good and marketable title to such Shares, free and clear of all claims, liens and encumbrances of any nature whatsoever.

(c)    There are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Fine of any of the Shares. Fine is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any of the Shares.

(d)    To his knowledge the Company has outstanding 2,933,333 shares of common stock, no other shares of stock, and no derivative securities.

5.        Representations and Warranties of DPI. DPI represents and warrants to Fine as follows:

(a)    This Agreement constitutes a legal, valid and binding obligation of DPI and DPI has full right, power and authority to execute, deliver and perform this Agreement.

(b)    The Shares will be acquired for investment for DPI’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and DPI has no present intention of selling, granting any participation in or otherwise distributing the same. DPI does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

(c)    DPI is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. DPI has not been organized for the purpose of acquiring the Shares.

(d)    DPI is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

(e)    DPI understands that the Shares it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Fine in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”) only in certain limited circumstances. In the absence of an effective registration statement covering the Shares or an available exemption from registration under the Act, the Shares must be held indefinitely. In this connection, DPI represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about the Company be available to the public. Such information is not now available and the Company has no present plans to make such information available.

(f)     It is understood that the certificates evidencing the Shares may bear the following legend:

“These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or unless sold pursuant to Rule 144 of such Act or unless another exemption from such Act is available.”

6.        Transfer. DPI will not sell, transfer, pledge or otherwise dispose of or encumber any of the Shares unless and until (i) such shares are subsequently registered under the Act and each applicable state securities law; or (ii) (1) an exemption from such registration is available thereunder, and (2) DPI has notified the Company of the proposed transfer and has furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such transfer will not require registration of such shares under the Act. DPI understands that the Company is not obligated, and does not intend, to register any Shares under the Act or any state securities laws.

7.        Conditions of DPI’s Obligations at Closing. DPI’s obligations under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against DPI unless DPI consents in writing thereto:

(a)    Representations and Warranties. The representations and warranties of Fine contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(b)    Performance. Fine shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by him on or before the Closing.

(c)    Amendment to Rights Agreement. The Company, Fine, DPI, Arnold Hagler and Boris Klebansky shall have entered into an Amendment No. 1 to Rights Agreement in a form acceptable to DPI (the “Rights Amendment”).

(d)    Delivery of Pledged Securities. Fine shall have delivered to DPI Stock representing 57,000 shares of DPI’s common stock (the “DPI Shares”), along with a stock transfer power duly executed in blank. Fine acknowledges that such DPI Shares were previously pledged, but not delivered, to DPI in connection with the issuance of that certain secured promissory note dated June 30, 2000, in the original principal amount of $208,000 made payable to DPI (as amended, the “Note”). DPI and Fine acknowledge that $159,961.87 of principal and accrued interest remain outstanding under the Note as of November 30, 2002.

(e)    Amendment of Note. Fine and DPI shall have entered into an amendment of the Note extending the maturity date of the Note from December 14, 2002 to December 14, 2003 (the “Note Amendment”).

8.        Conditions of Fine’s Obligations at Closing. Fine’s obligations under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against Fine unless Fine consents in writing thereto:

(a)    Representations and Warranties. The representations and warranties of DPI contained in Section 5 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(b)    Payment of Purchase Price. DPI shall have delivered the Purchase Price.

(c)    Amendment to Rights Agreement. The Company, Fine, DPI, Arnold Hagler and Boris Klebansky shall have entered into the Rights Amendment.

(d)    Amendment of Note. Fine and DPI shall have entered into the Note Amendment.

9.        Issuance of Option. By no later than January 3, 2003, DPI shall issue to Fine an option under DPI’s 2000 Stock Incentive Plan (the “Plan”) to purchase up to 25,000 shares of DPI’s common stock, such option to be an incentive stock option to the maximum extent permitted by federal tax statutes and regulations. The option shall vest monthly over four years with a vesting commencement date of January 3, 2003, shall have an exercise price equal to 100% of the fair market value of DPI’s common stock on the date of grant, as reasonably determined by DPI’s board of directors or a committee thereof, and shall be evidenced by DPI’s standard form Notice of Grant/Stock Option Agreement and related exhibits.

10.      Put Option. In the event that on or before December 31, 2003 Fine desires to sell some or all of the DPI Shares that are being held by DPI as collateral for the Note, DPI agrees to release its security interest in the DPI Shares Fine desires to sell and to repurchase such DPI Shares subject to the terms and conditions set forth in this Section 10 (the “Put Option”). The Put Option shall be exercisable only by written notice (the “Put Option Notice”) duly executed and delivered by Fine to DPI indicating the number of DPI Shares to be repurchased by DPI. The date on which the repurchase is to be effected (the “Repurchase Closing Date”) shall be the business day on which the Put Option Notice is delivered (if it is delivered on a business day before 1:00 Pacific Time) and otherwise shall be the following business day. On the Repurchase Closing Date, DPI shall pay a per share purchase price for each DPI Share to be repurchased equal to the average closing prices of DPI’s common stock over the 5 trading days ending on and including the Repurchase Closing Date as quoted on the Nasdaq National Market or other principal national securities exchange (or a similar national quotation system). All proceeds from such repurchase of DPI Shares shall be applied directly by DPI to the outstanding indebtedness on the Note as a prepayment and DPI shall transmit a statement confirming the transaction to Fine by facsimile . Notwithstanding anything to the contrary contained herein, the Put Option shall not apply to, and DPI shall not be obligated to repurchase, DPI Shares to the extent the aggregate purchase price for such DPI Shares (as calculated above) exceeds the indebtedness on the Note. The parties acknowledge that DPI does not have any discretion as to the amount or timing of the repurchase of the DPI Shares. Any remaining DPI Shares that are being heold by DPI as collateral for the Note shall promptly be returned to Fine upon full repayment of the indebtedness under the Note.

11.      Survival. The covenants, agreements, representations and warranties contained in this Agreement shall survive the closing and any delivery of the Purchase Price, irrespective of any investigation made by or on behalf of DPI or Fine.

12.      Modification. This Agreement and the documents referenced herein set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

13.      Assignment; Binding Effect. Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Fine without the express written consent of DPI. The provisions of this Agreement shall be binding upon and inure to the benefit of DPI and its successors and assigns.

14.      No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

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15.      Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of California, without giving effect to provisions regarding conflicts of law.

DISCOVERY PARTNERS INTERNATIONAL, INC.

Richard Fine
By:

President